                                                                  EXHIBIT 99.h10

                  AMENDMENT NO. 9 TO TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT NO. 9 TO TRANSFER AGENCY AGREEMENT is made as of the 1st day of May, 2005, by and between each of the registered investment companies listed on Exhibit A, attached hereto (the "Companies"), as of the dates noted on such
Exhibit A, and American Century Services, LLC ("Services"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the
Transfer Agency Agreement (defined below).

                                    RECITALS

     WHEREAS, the Companies and Services are parties to a certain Transfer
Agency Agreement dated August 1, 1997, as amended (the "Transfer Agency
Agreement"); and

     WHEREAS, American Century Investment Trust has added a new fund, Inflation
Protection Bond Fund; and

     WHEREAS, Companies and Services now desire to amend the Transfer Agency
Agreement to reflect this change;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Exhibit A to the Transfer Agency Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Exhibit A attached hereto.

     2. After the date hereof, all references to the Transfer Agency Agreement shall be deemed to mean the Transfer Agency Agreement, as amended by this
Amendment No. 9.

     3. In the event of a conflict between the terms of this Amendment No. 9 and the Transfer Agency Agreement, it is the intention of the parties that the terms of this Amendment No. 9 shall control and the Transfer Agency Agreement shall be interpreted on that basis. To the extent the provisions of the Transfer Agency
Agreement have not been amended by this Amendment No. 9, the parties hereby confirm and ratify the Transfer Agency Agreement.

     4. This Amendment No. 9 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 9 as of the date first above written.

AMERICAN CENTURY SERVICES, LLC          AMERICAN CENTURY CALIFORNIA TAX-FREE
                                         AND MUNICIPAL FUNDS
                                        AMERICAN CENTURY INVESTMENT TRUST
                                        AMERICAN CENTURY MUNICIPAL TRUST
                                        AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                                        AMERICAN CENTURY GOVERNMENT INCOME  TRUST
                                        AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                        AMERICAN CENTURY TARGET MATURITIES TRUST
                                        AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

By:    /s/ David C. Tucker              By:    /s/ Charles A. Etherington
       -------------------------------         ----------------------------------
Name:  David C. Tucker                  Name:  Charles A. Etherington
Title: Senior Vice President            Title: Vice President of each of the Issuers

                                    EXHIBIT A
            COMPANIES AND FUNDS COVERED BY TRANSFER AGENCY AGREEMENT

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REGISTERED INVESTMENT COMPANY AND FUNDS                             DATE
----------------------------------------------------------- --------------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     California High-Yield Municipal Fund                    August 1, 1997
     California Intermediate-Term Tax-Free Fund              August 1, 1997
     California Limited-Term Tax-Free Fund                   August 1, 1997
     California Long-Term Tax-Free Fund                      August 1, 1997
     California Tax-Free Money Market Fund                   August 1, 1997

AMERICAN CENTURY GOVERNMENT INCOME TRUST

     Capital Preservation Fund                               August 1, 1997
     Ginnie Mae Fund                                         August 1, 1997
     Government Agency Money Market Fund                     August 1, 1997
     Inflation-Adjusted Bond Fund                            August 1, 1997
     Government Bond Fund                                    August 1, 1997
     Short-Term Government Fund                              August 1, 1997

AMERICAN CENTURY INTERNATIONAL BOND FUNDS

     International Bond Fund                                 August 1, 1997

AMERICAN CENTURY INVESTMENT TRUST

     Prime Money Market Fund                                 August 1, 1997
     Diversified Bond Fund                                   August 1, 2001
     Premium Money Market Fund                               August 1, 2001
     High-Yield Fund                                         July 1, 2002
     Inflation Protection Bond Fund                          May 1, 2005

AMERICAN CENTURY MUNICIPAL TRUST

     Arizona Municipal Bond                                  August 1, 1997
     Florida Municipal Bond Fund                             August 1, 1997
     Tax-Free Bond Fund                                      August 1, 1997
     High-Yield Municipal Fund                               March 9, 1998
     Tax-Free Money Market Fund                              August 1, 1997

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     Equity Growth Fund                                      May 1, 2004
     Global Gold Fund                                        May 1, 2004
     Income & Growth Fund                                    May 1, 2004
     Small Company Fund                                      May 1, 2004
     Utilities Fund                                          May 1, 2004

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

     VP Inflation Protection Fund                            December 31, 2002

AMERICAN CENTURY TARGET MATURITIES TRUST

     Target 2005 Fund                                        August 1, 1997
     Target 2010 Fund                                        August 1, 1997
     Target 2015 Fund                                        August 1, 1997
     Target 2020 Fund                                        August 1, 1997
     Target 2025 Fund                                        August 1, 1997
     Target 2030 Fund                                        December 18, 2000
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                                      A-1